Exhibit 99.2

ARRIS TO ACQUIRE MOTOROLA HOME BUSINESS

FOR $2.35 BILLION IN CASH AND STOCK

Transformative Combination Creates Global Player In Innovative End-To-End Broadband Video Solutions

Acquisition Is Expected To Generate Significant Earnings Accretion For ARRIS, Increase Patent Portfolio, And Accelerate New Products To Market

SUWANEE, GA and MOUNTAIN VIEW, CA, December 19, 2012 – ARRIS Group, Inc. (NASDAQ: ARRS), a global innovator in broadband media technology, and Google Inc. (NASDAQ: GOOG) today jointly announced that ARRIS and Motorola Mobility, a Google subsidiary, have entered into a definitive agreement under which ARRIS will acquire the Motorola Home business from Motorola Mobility, for $2.35 billion in a cash-and-stock transaction approved by the Boards of Directors of both companies. The acquisition will be on a cash-free, debt-free basis and is expected to be significantly accretive to ARRIS’ Non-GAAP earnings starting in the first full year after closing.

Under the terms of the agreement, upon closing of the transaction, Google will receive $2.05 billion in cash and approximately $300 million in newly issued ARRIS shares, subject to certain adjustments provided for in the agreement, representing an approximately 15.7% ownership interest in ARRIS post-closing.

Acquiring Motorola Home will enhance ARRIS’ ability to provide next-generation consumer video products and services, supporting a more comprehensive product offering while also accelerating its ability to deliver a comprehensive set of industry-leading new products for broadband to a wide spectrum of customers. The transaction will increase ARRIS’ patent portfolio and provide a license to a wide array of Motorola Mobility patents.

“This transformational combination of two complementary businesses will create a leading end-to-end provider of today’s video, data and voice products and tomorrow’s next-generation IP-based broadband products,” said Bob Stanzione, Chairman and CEO of ARRIS. “Ever-expanding consumer demand for bandwidth will continue to drive growth across cloud and network technologies we provide that enable innovative home entertainment products and services.”

“Acquiring Motorola Home builds on ARRIS’ rich history, creating a global player with significant footprint, revenue and cash flow. It also adds expertise in video and a larger presence in the home to our core strengths in voice and data, ensuring we are even better positioned to capitalize on and manage the evolution toward multi-screen home entertainment. We look forward to working with the Motorola Home team as we integrate their complementary product portfolio and engineering expertise to accelerate best-in-class end-to-end solutions to a broader customer base and increase value for shareholders,” Stanzione continued.

Together, ARRIS and Motorola Home will have a global presence with over 500 customers in 70 countries, more than tripling ARRIS pro forma combined revenue to approximately $4.7 billion for the trailing four quarter period ended September 30, 2012. The combined entity will offer a wide array of products and solutions and will have an expanded customer base encompassing the full spectrum of broadband content and service providers.

“Our Home business has been a vibrant part of Motorola Mobility’s portfolio, innovating while delivering strong financial performance,” said Dennis Woodside, Chief Executive Officer of Motorola Mobility, the Google subsidiary that is the parent of Motorola Home. “The industry faces its biggest technology transformation, and together ARRIS and Motorola will be able to accelerate related innovations such as the introduction of the IP Connected Home environments that service providers need and that their consumers crave.”

“We share a similar vision and strategy with ARRIS for the industry’s migration to IP. The combination of our solutions, expert technologists and roadmaps promises to transform how service providers deliver the smart, simple connected home to consumers throughout the world,” said Marwan Fawaz, the Executive Vice President of Motorola Mobility who leads Motorola Home.

Motorola Home is a profitable business that generated revenues of $3.4 billion for the trailing four quarters ended September 30, 2012. The combination is expected to generate approximately $100—$125 million in annual cost synergies.

The transaction is expected to close by the second quarter of 2013, subject to customary approvals and closing conditions.

The cash portion of the consideration to be received by Google at closing will be funded through debt financing commitments from Bank of America Merrill Lynch and Royal Bank of Canada.

Evercore Partners is acting as lead financial advisor and Troutman Sanders is acting as lead legal counsel to ARRIS on this transaction. Bank of America Merrill Lynch is also advising ARRIS. Barclays is acting as financial advisor and Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel to Google on this transaction.

Conference Call and Webcast Details

ARRIS will host a conference call at 6:30 pm EST today to discuss this announcement. You may participate in this conference call by dialing (800) 299-7098 or (617) 801-9715 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 92735185, and Bob Puccini as the moderator. A replay of the conference call can be accessed approximately two hours after the call through December 26, 2012 by dialing (888) 286-8010 or (617) 801-6888 and using the pass code 25900440. Live internet access to the call will be available through the Investor Relations section of the Company’s website at www.arrisi.com. A replay will also be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple-and quad-play broadband services for residential and business customers around the world. The company supplies broadband operators with the tools and platforms they need to deliver converged IP video solutions, carrier-grade telephony, demand driven video, next-generation advertising, network and workforce management solutions, access and transport architectures and ultra high-speed data services. Headquartered in Suwanee, GA, USA, ARRIS has R&D centers in Suwanee, GA; Beaverton, OR; Lisle, IL; Kirkland, WA; State College, PA; Tel Aviv, Israel; Wallingford, CT; Waltham, MA; Cork, Ireland; and Shenzhen, China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at www.arrisi.com

About Motorola Mobility

Motorola Mobility, owned by Google, fuses innovative technology with human insights to create experiences that simplify, connect and enrich people’s lives. Our portfolio includes converged mobile devices such as smartphones and tablets; wireless accessories; end-to-end video and data delivery; and management solutions, including set-tops and data-access devices. For more information, visit motorola.com/mobility.

About Motorola Home

Motorola Mobility’s Home business delivers the smart, simple connected home, which is driving the evolution of TV. The company is a global IP business that is pioneering advancements in the cloud, the network, and the home to enable the desired IP Connected Home and future service provider revenue streams. Its end-to-end platform includes advanced software and network technology, services and systems integration, content security, managed home solutions, and next-gen home devices that deliver rich user experiences. For more information, visit: www.motorola.com/Video-Solutions/US-EN/Home.

About Google, Inc.

Google is a global technology leader focused on improving the ways people connect with information. Google’s innovations in web search and advertising have made its website a top Internet property and its brand one of the most recognized in the world.

Forward-Looking Statements

This press release contains forward looking statements. These statements include, among others, statements concerning future performance of ARRIS following the completion of the Motorola Home Business acquisition; ARRIS’ ability to achieve the strategic benefits and synergies outlined; and whether, and the time frame during, which the acquisition will close. Statements regarding future events are based on the parties’ current expectations. Actual results may differ materially from those suggested by any forward-looking statement. Forward-looking statements are necessarily subject to associated risks related to, among other things, successful outcome of the acquisition process, regulatory approval of the acquisition, the potential impact on the business of Motorola Home Business due to uncertainty about the acquisition, the retention of employees of Motorola Home Business and the ability of ARRIS to successfully integrate Motorola Home’s opportunities, technology, personnel and operations. Other factors that could cause results to differ from current expectations include: the uncertain current economic climate and financial markets, and their impact on our customers’ plans and access to capital: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions; rights to intellectual property and the current trend toward increasing patent litigation, market trends and the adoption of industry standards; possible acquisitions and dispositions; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2012. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

ARRIS Contacts

For Investors

Bob Puccini, ARRIS Investor Relations

(720) 895-7787

bob.puccini@arrisi.com

For Media

Alex Swan, ARRIS Media Relations

(678) 473-8327

alex.swan@arrisi.com

Matt Benson/Jenny Gore, Sard Verbinnen & Co

(212) 687-8080/(415) 618-8750

mbenson@sardverb.com/jgore@sardverb.com

Google Contacts

For Investors

Willa Chalmers

(650) 214-3381

willa@google.com

For Media

press@google.com

Motorola Contacts

For Media

Jennifer Erickson

(847) 523-2422

jennifer.erickson@motorola.com

Jeanne Russo

(215) 323-1880

jeanne.russo@motorola.com